UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2006
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 10, 2006, David J. Coles resigned his position as interim Chief Operating Officer of Applica Incorporated. Mr. Coles was serving in such position as part of Applica’s engagement of Alvarez & Marsal, LLC, a global professional services firm. Terry Polistina, Applica’s current Senior Vice President and Chief Financial Officer, will assume the position of interim Chief Operating Officer.
     Mr. Polistina has served as Chief Financial Officer of Applica Incorporated and Applica Consumer Products, Inc. since January 2001 and has served as a Senior Vice President since June 1998. Mr. Polistina served as Controller of Applica from December 1995 to June 1998 and prior thereto, he held other senior finance positions with Applica.
     Applica Consumer Products, Inc. entered into an employment agreement with Terry Polistina effective May 1, 2005 that provides for his employment as Senior Vice President and Chief Financial Officer through May 1, 2007. Additional information regarding Mr. Polistina’s employment agreement with Applica can be found in the Proxy Statement for the 2006 Annual Meeting of Shareholders filed under cover of Schedule 14A with the Securities and Exchange Commission on March 31, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 10, 2006	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President, Chief
Operating Officer and Chief Financial Officer of Applica Incorporated

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